NOTICE OF GRANT OF STOCK OPTION AWARD

Koss Corporation

2023 Equity Incentive Plan

FOR GOOD AND VALUABLE CONSIDERATION, Koss Corporation (the “Company”) hereby grants, pursuant to the provisions of the Koss Corporation 2023 Equity Incentive Plan (the “Plan”), to the Grantee designated in this Notice of Grant of Stock Option Award (the “Notice”) an option to purchase the number of Shares set forth in this Notice (the “Option”), subject to certain restrictions as outlined below in this Notice and the additional provisions set forth in the attached Terms and Conditions of Stock Option Award (the “Terms”) (together with the Notice, the “Agreement”).  The terms and conditions of the Plan are incorporated by reference in their entirety into this Agreement.  Capitalized terms used but not defined herein shall have the meanings given to them in the Plan.

Grantee:	Participant Name
Type of Option:	Incentive Stock Option (ISO)
Grant Date:	TBD
Number of Shares Purchasable:	TBD at Grant Date
Option Price per Share:	$TBD
Expiration Date:	Ten years from the Grant Date

1

Vesting Schedule:

Subject to the terms of the Plan and this Agreement, the Option shall vest and become exercisable in accordance with the following schedule, in the event the Grantee does not have a termination of Continuous Service prior to the applicable vesting dates:

               Vested Dates                            Number of Shares Vesting

  First Anniversary of the Grant                                20%

                      Date

  Second Anniversary of the                                      20%

              Grant Date

  Third Anniversary of the                                         20%

              Grant Date

  Fourth Anniversary of the                                       20%

              Grant Date

  Fith Anniversary of the                                           20%

              Grant Date

Change in Control: Notwithstanding the foregoing Vesting Schedule, if the Grantee has a termination of Continuous Service immediately prior to, upon, or within six months following a Change in Control for any reason other than Cause, the vesting of the Option Award shall immediately accelerate.

Exercise After Termination of Continuous Service:

Termination of Continuous Service for any reason other than Cause: Any non-vested portion of the Option expires immediately and any vested portion of the Option remains exercisable for the earlier of three months following a termination of Continuous Service for any reason other than death, Disability or Cause or the expiration of the term of the Option as set forth in the Award Agreement.

Termination of Continuous Service due to death or Disability: Any non-vested portion of the Option expires immediately and any vested portion of the Option remains exercisable for the earlier of 12 months following a termination of Continuous Service due to death or Disability or the expiration of the term of the Option as set forth in the Award Agreement.

Termination of Continuous Service for Cause: The entire Option, including any vested and non-vested portion, expires immediately upon a termination of Continuous Service for Cause.

In no event may the Option be exercised after the Expiration Date.

2

By signing below, the Grantee agrees that this Award is granted under and governed by the terms and conditions of the Plan and the Agreement, as of the Grant Date.

GranteeKOSS CORPORATION

Sign Name:Sign Name:

Print Name:Print Name:

Title:

3

TERMS AND CONDITIONS OF STOCK OPTION AWARD

1.

Grant of Option.  The Stock Option Award (the “Award”) granted to the Grantee and described in the Notice to which these Terms and Conditions of Stock Option Award (“Terms”) are attached, is subject to the terms and conditions of the Plan, the Notice, and these Terms.  Together, the Notice and these Terms constitute the “Agreement.”  The terms and conditions of the Plan are incorporated by reference in their entirety into these Terms.  Capitalized terms used but not defined herein shall have the meanings given to them in the Plan.  A copy of the Plan has been delivered to the Grantee.

The Board and the shareholders of the Company have approved the Plan and the Board has approved the grant to the Grantee of the Option, conditioned on the Grantee’s acceptance of the terms and conditions set forth in the Agreement within 30 days after the Agreement is presented to the Grantee for review.  The Grantee must accept the terms and conditions of the Agreement through the Grantee’s execution of the Notice.  If the Grantee does not accept the Agreement in the time prescribed, the Award shall be canceled and the Grantee shall not be entitled to any benefits from the Award nor any compensation or benefits in lieu of the canceled award.

If designated in the Notice as an Incentive Stock Option (“ISO”), the Option is intended to qualify as an ISO.  To the extent that the Option fails to meet the requirements of an ISO under Section 422 of the Code, the Option shall be treated as a Nonstatutory Stock Option.

2.	Exercise of Option.

(a)Right to Exercise.  The Option shall be exercisable, in whole or in part, during its term in accordance with the Vesting Schedule set out in the Notice and with the applicable provisions of the Plan and this Agreement.  No Shares shall be issued pursuant to the exercise of an Option unless the issuance and exercise comply with applicable laws.  Assuming such compliance, for income tax purposes the Shares shall be considered transferred to the Grantee on the date on which the Option is exercised with respect to such Shares.  Until such time as the Option has been duly exercised and Shares have been delivered, the Grantee shall not be entitled to exercise any voting rights with respect to such Shares and shall not be entitled to receive dividends or other distributions with respect thereto.  The Committee may, in its discretion and pursuant to its administrative authority under Section 13.1 of the Plan, accelerate vesting of the Option or extend the applicable exercise period of the Option.

(b)Method of Exercise.  The Grantee may exercise the Option by delivering an exercise notice in a form approved by the Company (the “Exercise Notice”) which shall state the election to exercise the Option, the number of Shares with respect to which the Option is being exercised and such other representations and agreements as may be required by the Company.  The Exercise Notice shall be accompanied by payment of the aggregate Option Price as to all Shares exercised.  The Option shall be deemed to be exercised upon receipt by the Company of such fully executed Exercise Notice accompanied by the aggregate Option Price (as well as any applicable withholding or other taxes).

3.	Method of Payment. The Option Price may be paid for by the Grantee either by:

(a)cash or certified bank check at the time the Option is exercised, denominated in U.S. Dollars,  in an amount equal to the aggregate Option Price of the Shares being purchased;

(b)[delivery of already-owned Shares, that are owned free and clear of any liens, claims, encumbrances or security interests, with a Fair Market Value on the date of surrender equal to the aggregate Option Price of the exercised Shares and any applicable withholding; “delivery”

for these purposes, in the sole discretion of the Committee at the time you exercise your Option, shall include delivery to the Company of your attestation of ownership of such Shares in a form approved by the Committee;

(c)if specifically authorized by the Committee at the time of exercise of the Option, a “net exercise” under which the Company reduces the number of Shares issued upon exercise by the largest whole number of Shares with a Fair Market Value that does not exceed the aggregate Option Price and any applicable withholding;

(d)to the extent permitted by law, by delivery, on a form acceptable to the Company, of an irrevocable direction to a licensed securities broker acceptable to the Company to sell Shares and to deliver all or part of the sales proceeds to the Company in payment of the aggregate Option Price and any withholding taxes; or

(e)any combination of the foregoing methods; or

(f)any other form of legal consideration that may be acceptable to the Committee.]

Notwithstanding the foregoing, you may not exercise your Option by tender to the Company of Shares to the extent such tender would violate the provisions of any law, regulation or agreement restricting the redemption of the Company's Shares.

4.

Restrictions on Exercise.  The Option may not be exercised until such time as the Plan has been approved by the shareholders of the Company or if the issuance of the Shares upon exercise or the method of payment of consideration for those Shares would constitute a violation of any applicable law, regulation or Company policy.

5.

Non-Transferability of Option.  The Option may not be transferred in any manner, other than to a designated beneficiary upon the Grantee’s death or by will or by the laws of descent or distribution and may be exercised during the lifetime of the Grantee only by the Grantee.  The terms of the Plan and this Agreement shall be binding on the executors, administrators, heirs, successors and assigns of the Grantee.

6.	Term of Option. The Option may be exercised only within the term set out in the Notice and may be exercised during such term only in accordance with the Plan and the terms of this Agreement.
7.	Withholding.

(a)Regardless of any action the Company takes with respect to any or all income tax, payroll tax or other tax-related withholding (“Tax-Related Items”), the Grantee acknowledges that the ultimate liability for all Tax-Related Items owed by the Grantee is and remains the Grantee’s responsibility and that the Company (i) makes no representations or undertakings regarding the treatment of any Tax-Related Items in connection with any aspect of the Award, including the grant, vesting or exercise of the Option or the subsequent sale of Shares acquired on exercise; and (ii) does not commit to structure the terms of the grant or any aspect of the Option to reduce or eliminate the Grantee’s liability for Tax-Related Items.

(b)The Committee shall determine the amount of any withholding or other tax required by law to be withheld or paid by the Company with respect to any income recognized by the Grantee with respect to the Award.  Prior to the exercise of the Option, the Grantee shall pay or make adequate arrangements satisfactory to the Company to satisfy all minimum withholding obligations of the Company.

(c)Subject to any rules prescribed by the Committee, the Grantee shall have the right to elect to meet any withholding requirement (i) by causing the Company to withhold up to the maximum required number of Shares otherwise issuable to the Grantee as may be necessary to satisfy such withholding obligation, (ii) by direct payment to the Company in cash of the amount of any taxes required to be withheld with respect to the Award, or (iii) by a combination of Shares and cash.  The Company may refuse to issue and deliver Shares upon exercise of the Option if the Grantee fails to comply with the Grantee’s obligations in connection with the Tax-Related Items as described in this Section 7.

(d)If the Option is designated in the Notice as an ISO, if the Grantee makes any disposition of Shares delivered pursuant to the exercise of an ISO under the circumstances described in Section 421(b) of the Code (relating to certain disqualifying dispositions) or any successor provision of the Code, the Grantee shall notify the Company of such disposition within ten days of such disposition.

8.	Adjustment. Upon any event described in Section 14 of the Plan occurring after the Grant Date, the adjustment provisions as provided for under Section 14 of the Plan shall apply to the Option.
9.

Bound by Plan and Committee Decisions.  By accepting the Option, the Grantee acknowledges that the Grantee has received a copy of the Plan, has had an opportunity to review the Plan and agrees to be bound by all of the terms and conditions of the Plan.  In the event of any conflict between the provisions of the Agreement and the Plan, the provisions of the Plan shall control.  The authority to manage and control the operation and administration of the Agreement and the Plan shall be vested in the Committee, and the Committee shall have all powers with respect to the Agreement as it has with respect to the Plan.  Any interpretation of the Agreement or the Plan by the Committee and any decision made by the Committee with respect to the Agreement or the Plan shall be final and binding on all persons.

10.

Grantee Representations.  The Grantee hereby represents to the Company that the Grantee has read and fully understands the provisions of the Agreement and the Plan, and the Grantee’s decision to participate in the Plan is completely voluntary.  Further, the Grantee acknowledges that the Grantee is relying solely on the Grantee’s own advisors with respect to the tax consequences of this Award.  The Grantee releases and holds the Company and its officers, directors, employees and agents harmless from any loss or claim related to or in any way connected with the tax consequences of the Option, including without limitation the treatment of the Option under Section 409A of the Code.

11.

Regulatory Limitations on Exercises.  Notwithstanding the other provisions of this Agreement, the Committee may impose such conditions, restrictions and limitations (including suspending the exercise of the Option and the tolling of any applicable exercise period during such suspension) on the issuance of Common Stock with respect to the Option unless and until the Committee determines that such issuance complies with (a) any applicable registration requirements under the Securities Act or the Committee has determined that an exemption therefrom is available, (b) any applicable listing requirement of any stock exchange on which the Common Stock is listed, (c) any applicable Company policy or administrative rules, and (d) any other applicable provision of state, federal or foreign law, including foreign securities laws where applicable.

12.	Miscellaneous.

(a)Notices.  Any notice that either the Company or the Grantee may be required or permitted to give to the other shall be in writing and may be delivered personally, by intraoffice mail, by fax, by electronic mail or other electronic means or via a postal service, postage prepaid, to such electronic mail or postal address and directed to such person as the Company may notify the Grantee from time to time; and to the Grantee at the Grantee’s electronic mail or postal address as shown on the records of the Company from time to time, or at such other electronic mail or postal address as the Grantee, by notice to the Company, may designate in writing from time to time.

(b)Waiver.  The waiver by either the Company or the Grantee of a breach of any provision of the Agreement shall not operate or be construed as a waiver of any other or subsequent breach.

(c)Entire Agreement.  The Agreement and the Plan constitute the entire agreement between the parties with respect to the Award.  Any prior agreements, commitments or negotiations concerning the Award are superseded.

(d)Binding Effect; Successors.  The obligations and rights of the Company under the Agreement shall be binding on and inure to the benefit of the Company and any successor corporation or organization resulting from the merger, consolidation, sale or other reorganization of the Company or on any successor corporation or organization succeeding to substantially all of the assets and business of the Company.  The obligations and rights of the Grantee under the Agreement shall be binding on and inure to the benefit of the Grantee and the beneficiaries, executors, administrators, heirs and successors of the Grantee.

(e)Governing Law; Consent to Jurisdiction; Consent to Venue; Service of Process.  The Agreement shall be governed by and construed in accordance with the internal laws of the State of Delaware without regard to the principles of conflicts of law thereof or principles of conflicts of laws of any other jurisdiction that could cause the application of the laws of any jurisdiction other than the State of Delaware.

(f)Headings.  The headings contained in the Agreement are for the sole purpose of convenience of reference, and shall not in any way limit or affect the meaning or interpretation of any of the terms or provisions of the Agreement.

(g)Amendment.  The Agreement may be amended at any time by the Committee, provided that no amendment may, without the consent of the Grantee, materially impair the Grantee’s rights with respect to the Award.

(h)Severability.  The invalidity or unenforceability of any provision of the Agreement shall not affect the validity or enforceability of any other provision of the Agreement, and each other provision of the Agreement shall be severable and enforceable to the extent permitted by law.

(i)No Rights to Service.  Nothing contained in the Agreement shall be construed as giving the Grantee any right to be retained, in any position, as a director, officer, employee or consultant of the Company or its affiliates or shall interfere with or restrict in any way the rights of the Company or its affiliates, which are hereby expressly reserved, to remove, terminate or discharge the Grantee at any time for any reason whatsoever or for no reason, subject to the Company’s articles of incorporation, bylaws and other similar governing documents and applicable law.

(j)Section 409A of the Code.  It is intended that the Agreement and the Award shall be exempt from (or in the alternative shall comply with) Section 409A of the Code, and the Agreement shall be administered accordingly and interpreted and construed on a basis consistent with such intent.  This Section 12(j) shall not be construed as a guarantee of any particular tax effect for the Grantee’s benefits under the Agreement and the Company does not guarantee that any such benefits shall satisfy the provisions of Section 409A of the Code or any other provision of the Code.

(k)Clawback.  All awards, amounts or benefits received or outstanding under the Plan shall be subject to clawback, cancellation, recoupment, rescission, payback, reduction or other similar action in accordance with the terms of the Company’s Clawback Policy or any applicable law related to such actions, as may be in effect from time to time. The Grantee acknowledges and consents to the Company’s application, implementation and enforcement of the Company Clawback Policy, whether adopted before or after the Date of Grant, and any provision of applicable law relating to clawback, cancellation, recoupment, rescission, payback or reduction of compensation, and the Company may take such actions as may be necessary to effectuate such policy or applicable law, without further consideration or action.

(l)Further Assurances.  The Grantee agrees, upon demand of the Company or the Committee, to do all acts and execute, deliver and perform all additional documents, instruments and agreements that may be reasonably required by the Company or the Committee, as the case may be, to implement the provisions and purposes of the Agreement and the Plan.

(m)Electronic Delivery and Acceptance.  The Company may deliver any documents related to current or future participation in the Plan by electronic means.  The Grantee consents to receive those documents by electronic delivery and to participate in the Plan through any online or electronic system established and maintained by the Company or a third party designated by the Company.

(n)Confidentiality.  The Grantee agrees that the terms and conditions of the Award reflected in the Agreement are strictly confidential and, with the exception of the Grantee’s counsel, tax advisor, immediate family or as required by applicable law, have not and shall not be disclosed, discussed or revealed to any other persons, entities or organizations, whether within or outside Company, without prior written approval of Company.  The Grantee shall take all reasonable steps necessary to ensure that confidentiality is maintained by any of the individuals or entities referenced above to whom disclosure is authorized.